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                                                                      EXHIBIT 11

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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                                                                     THREE MONTHS                   NINE MONTHS
                                                                   ENDED OCTOBER 31,             ENDED OCTOBER 31,
                                                              ---------------------------   ----------------------------
                                                                  1996           1995           1996            1995
                                                              ------------   ------------   -------------   ------------
Primary:
  Net income................................................  $  4,376,851   $  3,035,377   $  13,293,346   $  7,825,211
                                                              ------------   ------------   -------------   ------------
                                                              ------------   ------------   -------------   ------------
  Weighted average number of common shares outstanding
   during the period........................................     7,908,075      7,789,228       7,885,992      7,724,885
  Add common equivalent shares relating to outstanding
   options to purchase common stock, using the treasury
   stock method.............................................       274,425        183,186         222,471        222,948
                                                              ------------   ------------   -------------   ------------
      Weighted average number of common and common
       equivalent
       shares outstanding...................................     8,182,500      7,972,414       8,108,463      7,947,833
                                                              ------------   ------------   -------------   ------------
                                                              ------------   ------------   -------------   ------------
Primary income per common share.............................         $ .53          $ .38          $ 1.64          $ .98
                                                              ------------   ------------   -------------   ------------
                                                              ------------   ------------   -------------   ------------

Fully diluted:
  Net income................................................  $  4,376,851   $  3,035,377   $  13,293,346   $  7,825,211
                                                              ------------   ------------   -------------   ------------
                                                              ------------   ------------   -------------   ------------
  Weighted average number of common shares outstanding
   during the period........................................     7,908,075      7,789,228       7,885,992      7,724,885
  Add common equivalent shares relating to outstanding
   options to purchase common stock, using the treasury
   stock method.............................................       319,639        183,077         297,436        228,685
                                                              ------------   ------------   -------------   ------------
      Weighted average number of common and common
       equivalent
       shares outstanding...................................     8,227,714      7,972,305       8,183,428      7,953,570
                                                              ------------   ------------   -------------   ------------
                                                              ------------   ------------   -------------   ------------
Fully diluted income per common share.......................         $ .53          $ .38          $ 1.62          $ .98
                                                              ------------   ------------   -------------   ------------
                                                              ------------   ------------   -------------   ------------
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